CERTIFICATION


     In connection with the quarterly report on Form 10-Q of Investors Capital Holdings, Ltd. (the "Company") for the period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Theodore E. Charles, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date:    February 17, 2004                    By:  /s/ Theodore E. Charles

                                                       Theodore E. Charles
                                                       Chief Executive Officer


                                       25